As filed with the Securities and Exchange Commission on February 4, 2005
Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

MAXIM INTEGRATED PRODUCTS, INC.
 (Exact name of Registrant as specified in its charter)

Delaware		77-00246
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive Sunnyvale, California 94086 (408) 737-7600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

1996 STOCK INCENTIVE PLAN, AS AMENDED 1987 EMPLOYEE STOCK PARTICIPATION PLAN, AS AMENDED
(Full title of the Plans)

Carl W. Jasper Chief Financial Officer Maxim Integrated Products, Inc. 120 San Gabriel Drive Sunnyvale, California 94086 (408) 737-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.001 par value, to be issued under the 1996 Stock Incentive Plan, as amended (1)	22,950,000 shares(2)	$38.61	$886,099,500	$107,293.97
Common Stock, $0.001 par value, to be issued under the 1987 Employee Stock Participation Plan, as amended (3)	1,900,000 shares	$32.83	$62,377,000	$7,341.77

Total Registration Fees:				$111,635.74

(1)

The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1996 Stock Incentive Plan, as amended.  The computation is based on the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq National Market on February 3, 2005.

(2)

The number of shares to be registered includes 550,000 shares, which were retained by the Company upon exercise of options to satisfy withholding taxes due with respect to such options, which are available for future grant under the terms of the 1996 Stock Incentive Plan.

(3)

The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee of shares reserved for future issuance under the Registrant’s 1987 Employee Stock Participation Plan, as amended.  The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Registrant’s Common Stock as reported on the Nasdaq National Market on February 3, 2005.  Pursuant to the 1987 Employee Stock Participation Plan, as amended, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF
ADDITIONAL SECURITIES

          This Registration Statement registers additional securities of the same class as other securities for which Registration Statements on Form S-8 relating to Registrant’s 1996 Stock Incentive Plan, as amended, and Registrant’s 1987 Employee Stock Participation Plan, as amended, are effective. Accordingly, the contents of the previous Registration Statements on Form S-8 filed by the Registrant with the Securities and Exchange Commission (“SEC”) on (i) October 30, 1992, (File No. 033-54026), (ii) November 24, 1993 (File No. 033-72186), (iii) February 27, 1995 (File No. 033-57849), (iv) October 6, 1999 (File No. 333-88535), (v) April 12, 2001 (File No. 333-58772), and (vi) February 13, 2003 (File No. 333-103163) (collectively, the “Previous Form S-8s”), are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

          The following documents, which have been previously filed with the Securities and Exchange Commission (“SEC”), are hereby  incorporated by reference in the Registration Statement:

(a)

The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 26, 2004, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on September 9, 2004.

(b)

The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2004, filed on November 4, 2004; the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 25, 2004, filed on February 3, 2005; and the Registrant’s Current Report on Form 8-K, filed on December 20, 2004.

(c)	Proxy Statement filed as of October 18, 2004 in connection with the Annual Meeting of Stockholders held on November 18, 2004.

(d)	Proxy Statement filed as of August 19, 2004 in connection with the Special Meeting of Stockholders held on September 17, 2004.

(e)

The description of the Registrant’s Common Stock set forth in its registration statement on Form 8-A filed on February 11, 1988, and any amendment or report filed for the purpose of updating such description.

          All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c) and 15(d) of the Exchange Act subsequent to the effectiveness of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 8.     Exhibits.

          The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement.  (See Exhibit Index below).

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on February 3, 2005.

MAXIM INTEGRATED PRODUCTS, INC.

By:	/s/ JOHN F. GIFFORD

John F. Gifford, President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John F. Gifford and Carl W. Jasper, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ JOHN F. GIFFORD	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	February 3, 2005

John F. Gifford

/s/ CARL W. JASPER	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 3, 2005

Carl W. Jasper

/s/ JAMES R. BERGMAN	Director	February 3, 2005

James R. Bergman

/s/ MICHAEL J. BYRD	Director	February 3, 2005

Michael J. Byrd

/s/ B. KIPLING HAGOPIAN	Director	February 3, 2005

B. Kipling Hagopian

/s/ M.D. SAMPELS	Director	February 3, 2005

M.D. Sampels

/s/ A.R. FRANK WAZZAN	Director	February 3, 2005

A.R. Frank Wazzan

INDEX TO EXHIBITS

Exhibit Number	Exhibit Document

5.1	Opinion of Morrison & Foerster LLP

10.14(1)	1987 Employee Stock Participation Plan, as amended

10.16(2)	1996 Stock Incentive Plan, as amended

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (see signature page)

(1)	Incorporated by reference from the Registrant’s Proxy Statement filed as of October 18, 2004 in connection with the Annual Meeting of Stockholders held on November 18, 2004.

(2)	Incorporated by reference from the Registrant’s Proxy Statement filed as of August 19, 2004 in connection with the Special Meeting of Stockholders held on September 17, 2004